Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 15, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Reports to Shareholders of Schwab Fundamental US Large Company Index Fund, Schwab Fundamental US Small Company Index Fund (formerly “Schwab Fundamental US Small-Mid Company Index Fund”), Schwab Fundamental International Large Company Index Fund, Schwab Fundamental International Small Company Index Fund (formerly “Schwab Fundamental International Small-Mid Company Index Fund”) and Schwab Fundamental Emerging Markets Large Company Index Fund (formerly “Schwab Fundamental Emerging Markets Index Fund”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

October 17, 2012